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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Appalachian Bancshares, Inc. of our report dated February 5, 1999, included in the 1998 Annual Report to Shareholders of Appalachian Bancshares, Inc.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27127) pertaining to the Appalachian Bancshares, Inc. 1997 Directors' Non-Qualified Stock Option Plan, 1997 Employee Stock Incentive Plan and Section 401(k) Profit Sharing Plan, of our report dated February 5, 1999, with respect to the consolidated financial statements and schedules of Appalachian Bancshares, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                       /s/ Schauer, Taylor Cox & Vise, P.C.

                                       SCHAUER, TAYLOR, COX & VISE, P.C.


Birmingham, Alabama
March 25, 1999